UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 7, 2014, CatchMark Timber Trust, Inc. (the “Company”) entered into a Purchase and Sales Agreement (the “Satilla River PSA”) with Macaslin, Barrow and Henderson LLC (the “Satilla River Seller”) to purchase 18,008 acres of timberland located in southern Georgia and northern Florida (the “Satilla River Timberlands”) from the Satilla River Seller for a total purchase price not to exceed $30,000,000, plus closing costs (the “Satilla River Acquisition”). The Satilla River Timberlands are located in strong pine pulpwood markets with approximately one-third located off Interstates 95 and 16. The Company believes that the contemplated acquisition will likely increase its harvest volumes by 60,000 to 70,000 tons annually over the next decade. Based on current estimates, the Satilla River Timberlands contain 623,000 tons of merchantable timber, comprising 61% pine plantations by acreage and 43% sawtimber by tons.

On July 7, 2014, the Company entered into a Purchase and Sales Agreement (the “Oglethorpe PSA”) with Wildwood Timberlands, LLC (the “Oglethorpe Seller”) to purchase 37,663 acres of timberland located primarily in middle Georgia (the “Oglethorpe Timberlands”) from the Oglethorpe Seller for a total purchase price not to exceed $76,250,000, plus closing costs (the “Oglethorpe Acquisition”). The Oglethorpe Timberlands should increase the Company’s supply options and reduce haul distances to some of its current mill customers. The Company believes that the contemplated acquisition will likely increase its harvest volumes by 170,000 and 180,000 tons annually over the next decade. Based on current estimates, the Oglethorpe Timberlands contain 1.88 million tons of merchantable timber, comprising 77% pine plantations by acreage and 50% sawtimber by tons.

The Company’s management team is still in the process of evaluating the Satilla River Timberlands and the Oglethorpe Timberlands to confirm that each of the contemplated transactions satisfies the Company’s investment criteria. Each of the Satilla River PSA and the Oglethorpe PSA are subject to completion of the Company’s diligence and the satisfaction of closing conditions, including, but not limited to, inventory and title verification. Therefore, the Company cannot guarantee that either the Satilla River Acquisition or the Oglethorpe Acquisition will be completed. For both of the contemplated transactions, breaches of the representations and warranties will be subject to customary indemnification provisions. The Company presently expects both of the contemplated acquisitions to close during the third quarter of 2014 and that the acquisitions will be funded through a combination of debt financing and available cash-on-hand. As of June 30, 2014, the outstanding balance of the Company’s multi-draw term credit facility was approximately $84.5 million.

The descriptions contained herein of the terms of the Satilla River PSA and the Oglethorpe PSA do not purport to be complete. Copies of the Satilla River PSA and the Oglethorpe PSA will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

To date, in fiscal year 2014, the Company has completed or announced pending acquisitions totaling approximately 100,000 acres of timberland, including the contemplated transactions described above, which are subject to the closing conditions also described above. The Company believes that these acquisitions, in aggregate, will likely increase its harvest volumes by 440,000 to 480,000 tons annually over the next decade. Based on current estimates, these acquisitions, in aggregate, contain 4.2 million tons of merchantable timber, comprising 75% pine plantation by acreage and 50% sawtimber by tons.

Item 7.01	Regulation FD Disclosure

On July 7, 2014, the Company issued a press release regarding the Satilla River Acquisition and the Oglethorpe Acquisition. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.	Other Events.

Attached to this report as Exhibit 23.1 is the consent of Forest Economic Advisors, LLC, an independent, nationally recognized expert in the forest products industry, consenting to the use of certain information relating to the economic conditions within the Company’s target sector from its market study, as well use of its name as it appears under the caption “Experts,” to the Company’s Registration Statement on Form S-3 (Registration No. 333-196946).

On July 7, 2014, the Company issued a press release announcing the launch of an underwritten public follow-on offering of shares of its Class A common stock. A copy of the press release is attached with this report as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of Forest Economic Advisors, LLC

99.1	Press Release Regarding the Satilla River Acquisition and the Oglethorpe Acquisition

99.2	Press Release Regarding Launch of Underwritten Public Follow-On Offering

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, the Satilla River Timberlands or the Oglethorpe Timberlands may not satisfy the Company’s investment criteria or other conditions to closing may not be satisfied and, as a result, the Satilla River Acquisition and the Oglethorpe Acquisition may not be completed, the Company may not generate the harvest volumes from the Satilla River Timberlands or the Oglethorpe Timberlands that it currently anticipates, the mix of timberland located on the Satilla River Timberlands or the Oglethorpe Timberlands may be different than the Company currently anticipates which may impact the revenues than the timberlands will generate, as well as changes in general economic and business conditions in the geographic regions where the Company’s timberlands are located, changes in timber prices and the impact on the Company’s revenues, changes in the supply of timberlands available for acquisition that meet the Company’s investment criteria, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer

Dated: July 7, 2014

Exhibit Index

Exhibit No.	Exhibit Description

23.1	Consent of Forest Economic Advisors, LLC

99.1	Press Release Regarding the Satilla River Acquisition and the Oglethorpe Acquisition

99.2	Press Release Regarding Launch of Underwritten Public Follow-On Offering